United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2011

AMERICAN CARESOURCE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5429 Lyndon B. Johnson Freeway, Suite 850, Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 308-6830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 22, 2011, the Board of Directors (the “Board”) of American CareSource Holdings, Inc. (the “Company”) approved the award (i) to Kenneth S. George, the Chairman of the Board and Chief Executive Officer of the Company, an option to purchase 50,000 shares of the Company’s common stock, (ii) to William J. Simpson, Jr., a director and the President and Chief Operating Officer of the Company, an option to purchase 100,000 shares of the Company’s common stock, (iii) to the Company’s executive officers, options to purchase an aggregate of up to 35,000 shares of the Company’s common stock and (iv) to the Company’s non-executive employees, options to purchase an aggregate of up to 65,000 shares of the Company’s common stock.   The foregoing options have an exercise price of $0.73 per share, this being the closing price of the issuer’s common stock on the NASDAQ Capital Market on the date that the options were granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date: August 26, 2011	By:	/s/ Matthew D. Thompson
Matthew D. Thompson
Chief Financial Officer